UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 9, 2012

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2775

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 633-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2012, DCP Midstream Partners, LP (the “Partnership”) issued a press release, announcing that Angela A. Minas, Vice President and Chief Financial Officer of DCP Midstream GP, LLC (“DCP Midstream GP”), the Partnership’s general partner, has decided to leave the Partnership effective May 11, 2012 to pursue other interests, and that Rose M. Robeson was appointed Senior Vice President and Chief Financial Officer of DCP Midstream GP, also effective May 11, 2012.

Ms. Robeson, age 51, is currently the Group Vice President, Chief Financial Officer of DCP Midstream, LLC, the owner of DCP Midstream GP, and has served in that position since 2002. Prior to that time she was Vice President, Treasurer of DCP Midstream, LLC from 2000 to 2002. Prior to joining DCP Midstream, LLC, Ms. Robeson was with Kinder Morgan (formerly KN Energy) from 1996 to 2000, where she served as Vice President and Treasurer from 1998 to 2000. Prior that time she served in a number of finance positions at Total Petroleum from 1987 to 1996. She began her career as a certified public accountant with Ernst & Young. Ms. Robeson has nearly 30 years of experience in finance and 25 years of experience in the energy industry.

Ms. Robeson will receive an annual base salary of $293,000 in her new position. In addition, she will participate in the Partnership’s short term cash incentive program with a target incentive opportunity of 50% of her base salary, pro-rated for 2012 based on the percentage of the year she works for the Partnership. Ms. Robeson will participate in the DCP Midstream, LLC long term incentive plan for 2012 and is then expected to participate in the Partnership’s long term incentive plan for 2013.

The press release announcing Ms. Minas’ departure and the appointment of Ms. Robeson is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 is being furnished pursuant to this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2012

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP,
its General Partner

	By:	DCP MIDSTREAM GP, LLC,
its General Partner

		By:	/s/ Michael S. Richards
		Name:	Michael S. Richards
		Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 12, 2012.